Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-205176) pertaining to the Univar Inc. 2015 Omnibus Equity Incentive Plan, the Univar Inc. 2011 Stock Incentive Plan, and the Univar Inc. Employee Stock Purchase Plan of our report dated March 3, 2016, with respect to the consolidated financial statements of Univar Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2015.

/s/ Ernst & Young LLP

Chicago, Illinois

March 3, 2016